UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2013

NETGEAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive
San Jose, CA 95134
(Address, including zip code, of principal executive offices)

(408) 907-8000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On January 28, 2013, NETGEAR, Inc. (“NETGEAR” or the “Company”) and certain of its subsidiaries entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Sierra Wireless, Inc. (“Sierra Wireless”) and certain of its subsidiaries, pursuant to which NETGEAR would acquire the AirCard business of Sierra Wireless (the “Acquisition”). The Acquisition includes the acquisition of select assets, and the assumption of select liabilities, related to the AirCard business of Sierra Wireless.

Under the terms of the Purchase Agreement, NETGEAR will pay $138 million in cash in the Acquisition, which may be subject to adjustments based on agreed upon inventory levels and the amount of specified liabilities at the time of the closing of the acquisition. A portion of the consideration will be placed in escrow to satisfy certain indemnification obligations of Sierra Wireless described in the Purchase Agreement.

NETGEAR and Sierra Wireless have made customary representations, warranties and covenants in the Purchase Agreement, including covenants regarding Sierra Wireless' operation of its AirCard business prior to the closing of the Acquisition. The Purchase Agreement also provides for bilateral indemnification following the closing of the Acquisition by NETGEAR and Sierra Wireless with respect to breaches of certain representations or warranties, breaches of covenants and certain specified matters.

The acquisition is subject to customary closing conditions, including the receipt of necessary regulatory clearances. The Purchase Agreement may be terminated by either NETGEAR or Sierra Wireless under certain specified circumstances, including if the Acquisition is not consummated within 180 days following the date of the Purchase Agreement. The transaction is expected to close by the end of NETGEAR's fiscal first quarter.

There are no material relationships between NETGEAR or its affiliates and Sierra Wireless, other than with respect to the Purchase Agreement.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the complete terms and conditions of the Purchase Agreement, which will be filed with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Item 2.02     Results of Operations and Financial Condition.

On January 28, 2013, the Company issued a press release announcing its preliminary financial results and updated financial guidance for its fourth fiscal quarter ended December 31, 2012, the text of which is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 2.02 and the exhibit to this Current Report are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information furnished pursuant to this Item 2.02 and the exhibit to this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01.    Regulation FD Disclosure.

The information furnished pursuant to Item 2.02 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated January 28, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETGEAR, INC.

	By:	/s/ Andrew W. Kim
Andrew W. Kim
Vice President, Legal and Corporate Development

Dated: January 28, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 28, 2013